Exhibit 10.3

Execution Version

OPERATIONAL SERVICES AND SECONDMENT AGREEMENT

This Operational Services and Secondment Agreement (this “Agreement”), dated as of September 20, 2016 (the “Effective Date”), is entered into among Noble Energy, Inc., a Delaware corporation (“Noble”), Noble Energy Services, Inc., a Delaware corporation (“NESI”), Noble Midstream GP LLC, a Delaware limited liability company (the “General Partner”), Noble Midstream Partners LP, a Delaware limited partnership (the “Partnership”) and Noble Midstream Services LLC, a Delaware limited liability company (“OpCo”). Noble, the General Partner, the Partnership and OpCo are sometimes herein referred to individually as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, the General Partner is the general partner of the Partnership that through OpCo and its Subsidiaries is engaged in the business of crude oil gathering and treating; natural gas gathering; fresh water distribution and storage; and produced water collection, cleaning, recycling and disposal; and other related assets and businesses;

WHEREAS, Noble has expertise in the management, construction, design, maintenance and operation of midstream infrastructure assets, including crude oil gathering pipelines, crude oil treating facilities, natural gas gathering pipelines, centralized gathering facilities, fresh water distribution and storage systems, and produced water pipelines and cleaning, recycling and disposal facilities;

WHEREAS, Noble can make available, or cause to be made available, to the Partnership Parties the personnel necessary to perform such management, construction, design, maintenance and operational functions with respect to assets owned by the Midstream Group (as defined below); and

WHEREAS, the Parties desire that Noble provide, or cause to be provided, to the Partnership Parties personnel necessary to manage, construct, design, maintain and operate the Midstream Group’s assets and, in connection therewith, that Noble second, or cause to be seconded, certain personnel to the Partnership Parties.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions. Capitalized terms used and not otherwise defined in this Agreement shall have the following respective meanings, unless context clearly requires otherwise:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries’ controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For purposes of this Agreement, none of the Midstream Group shall be deemed to be an Affiliate of Noble nor shall Noble be deemed to be an Affiliate of any of the Midstream Group.

“Agreement” shall mean this Operational Services and Secondment Agreement, together with all Exhibits attached hereto, as the same may be amended, supplemented or restated from time to time in accordance with the provisions hereof.

“Allocation Percentage” has the meaning set forth in Section 3.3.

“Benefit Plans” means the following employee benefit plans: deferred compensation, profit sharing, retirement, retiree medical, 401(k), cafeteria, medical, and disability plans and any insurance programs which benefit the Seconded Employees or their dependents, including workers’ compensation insurance, life insurance, accidental death and dismemberment insurance, long-term disability insurance, business travel and accident insurance, and EAP.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America, the State of Colorado or the State of Texas shall not be regarded as a Business Day.

“EAP” means Employee Assistance Program.

“Effective Date” has the meaning set forth in the introductory paragraph to this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity that would be treated as a single employer with Noble under Sections 414(b), (c) or (m) of the Code or Section 4001(b)(1) of ERISA.

“General Partner” has the meaning set forth in the introductory paragraph to this Agreement; provided that such term shall include its successors and permitted assigns that are admitted to the Partnership as general partner of the Partnership, in its capacity as general partner of the Partnership (except as the context otherwise requires).

“Losses” means any and all costs, expenses (including reasonable attorneys’ fees), claims, demands, losses, liabilities, obligations, actions, lawsuits and other proceedings, judgments and awards.

“Midstream Group” means, collectively, the Partnership, OpCo and its Subsidiaries.

“NESI” has the meaning set forth in the introductory paragraph to this Agreement.

“Noble” has the meaning set forth in the introductory paragraph to this Agreement.

“Noble Entities” means Noble, NESI and all of their direct and indirect Subsidiaries, other than any of the Partnership Parties.

“OpCo” has the meaning set forth in the introductory paragraph to this Agreement.

“Omnibus Agreement” means that certain Omnibus Agreement, dated effective as of the Effective Date, among Noble, NESI, the General Partner, the Partnership and the other Persons party thereto from time to time, as such agreement may be amended, supplemented or restated from time to time.

“Partnership” has the meaning set forth in the introductory paragraph to this Agreement.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of the Effective Date, as the same may be amended, supplemented or restated from time to time.

“Partnership Parties” means the General Partner and the Midstream Group.

“Party” has the meaning set forth in the introductory paragraph to this Agreement.

“Period of Secondment” has the meaning set forth in Section 2.4.

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, estate, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Seconded Contractors” has the meaning set forth in Section 2.5.

“Seconded Contractor Expenses” has the meaning set forth in Section 3.2(b).

“Seconded Employee Expenses” has the meaning set forth in Section 3.2(a).

“Seconded Employees” has the meaning set forth in Section 2.4.

“Seconded Person Expenses” has the meaning set forth in Section 3.2(b).

“Seconded Persons” means, collectively, the Seconded Employees and the Seconded Contractors.

“Secondment” means each assignment of any Seconded Persons to the Partnership Parties from Noble in accordance with the terms of this Agreement.

“Services” has the meaning set forth in Section 2.1.

“Services Reimbursement” has the meaning set forth in Section 3.1.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the general partner interests of such partnership is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person. For purposes of this Agreement, none of the Midstream Group shall be deemed to be a Subsidiary of Noble nor shall Noble or NESI be deemed to be a Subsidiary of any of the Midstream Group.

ARTICLE 2

SECONDMENT

2.1 Noble shall provide, or cause to be provided, to the Partnership Parties the Seconded Persons to (a) perform the activities related to the Partnership Parties’ respective obligations under each of the agreements listed in Exhibit A and (b) otherwise perform the day-to-day management of the business conducted, or to be conducted, by the Partnership Parties, as described in Exhibit A and (c) to design, build, construct and otherwise install the infrastructure required by (or necessary or convenient to provide the services required under) the agreements listed in Exhibit A ((a) through (c) collectively referred to herein as the “Services”).

2.2 Subject to Noble’s right to be reimbursed for such expenses in accordance with this Agreement, Noble shall pay (or shall cause NESI to pay) all expenses incurred by it in connection with the retention of the Seconded Persons, including, but not limited to, Seconded Employee compensation, salaries, wages and overhead and administrative expenses, charged to or incurred by Noble or NESI, and, if applicable, social security taxes, workers compensation insurance, retirement and insurance benefits and other such expenses. Any Seconded Employees retained by the Noble Entities may be union or non-union employees, and the Noble Entities shall have the sole right to negotiate the terms and provisions of any labor or other agreements with the unions to which such employees belong.

2.3 Noble shall provide, or cause to be provided, such suitably qualified and experienced Seconded Persons as Noble is able to make available to the Partnership Parties, and the Partnership Parties shall have the right to approve such Seconded Persons.

2.4 During the term of this Agreement, Noble or NESI shall second employees of the Noble Entities that provide the Services to the Partnership Parties. Each employee who Noble or NESI seconds to the Partnership Parties shall, during the time that such employee is seconded to the Partnership Parties under this Agreement (the “Period of Secondment”), be referred to individually herein as a “Seconded Employee” and, collectively, as the “Seconded Employees.”

2.5 During the term of this Agreement, Noble shall second, or cause to be seconded, contractors of the Noble Entities that provide the Services to the Partnership Parties. Each such contractor shall, during the Period of Secondment, be referred to individually herein as a “Seconded Contractor” and, collectively, as the “Seconded Contractors,” and together with the Seconded Employees, the “Seconded Persons.”

2.6 The Seconded Employees will remain at all times employees of the Noble Entities, but, in addition, during the Period of Secondment, they will also be joint employees of the Partnership Parties. For the avoidance of doubt, the Parties acknowledge that Seconded Persons may, during the Period of Secondment, be called upon to perform services for both the Partnership Parties and the Noble Entities. The Noble Entities retain the right to terminate the Secondment of any Seconded Persons for any reason at any time or to discharge the Seconded Employees with respect to their employment with the Noble Entities. The Partnership Parties will have the right to terminate the Secondment to it of any Seconded Persons for any reason at any time, upon prior written notice to Noble, but at no time will the Partnership Parties have the right to terminate any Seconded Employee’s employment by a Noble Entity or a Seconded Contractor’s independent contractor relationship with a Noble Entity. Upon the termination of the Secondment of any Seconded Persons, such Seconded Persons will cease performing Services for the Partnership Parties.

2.7 In the course and scope of performing any job functions for the Partnership Parties, each Seconded Employee will report into the Partnership Parties’ management structure, and will be under the direct management, supervision and control of the Partnership Parties with respect to such Seconded Employee’s performance of the Services, with Seconded Contractors remaining at the direction of the respective contractor. No Seconded Persons shall have the authority or apparent authority to act on behalf of any Noble Entity in connection with the performance of the Services during any Period of Secondment.

2.8 Those Seconded Employees who serve as supervisors or managers and who are called upon to oversee the work of other Seconded Employees providing or to otherwise provide management support on behalf of the Parties are designated by the Partnership Parties as supervisors to act on the behalf of the Partnership Parties in supervising the Seconded Employees pursuant to Section 2.7 above. Any such Seconded Employee will be acting on the behalf of the Partnership Parties when supervising the work of the Seconded Employees or when they are otherwise providing management or executive support on behalf of the Partnership Parties.

2.9 Noble shall, or shall cause a Noble Entity to, obtain workers’ compensation coverage as defined and required by law on behalf of both the Noble Entities and the Partnership Parties.

2.10 The Partnership Parties may terminate any of the Services performed by Seconded Persons on thirty (30) days’ prior written notice to Noble. In the event the Partnership Parties, or any of them, terminates such Services, the Partnership Parties shall pay Noble the Services Reimbursement (as defined below) for the last month (or portion thereof) in which it received such terminated Services. Upon payment thereof, the Partnership Parties shall have no further Services payment obligations to Noble pursuant to this Agreement with respect to such terminated Services.

2.11 No member of the Partnership Parties shall be deemed to be a participating employer in any Benefit Plans during the Period of Secondment. Subject to the Partnership Parties’ reimbursement obligations hereunder, Noble (or another Noble Entity) shall remain solely responsible for all obligations and liabilities arising under the express terms of the Benefit Plans, and the Seconded Employees will be covered under the Benefit Plans subject to and in accordance with their respective terms and conditions, as they may be amended from time to time. Noble and its ERISA Affiliates may amend or terminate any Benefit Plans in whole or in part at any time (subject to the applicable provisions of any collective bargaining agreement covering Seconded Employees, if any). During the Period of Secondment, no member of the Partnership Parties shall assume any Benefit Plans or have any obligations, liabilities or rights arising under the express terms of the Benefit Plans, in each case except for cost reimbursement pursuant to this Agreement.

ARTICLE 3

EXPENSE REIMBURSEMENT

3.1 The Partnership Parties shall reimburse Noble or NESI, as applicable, for all reimbursable expenses under Section 3.2 incurred by the Noble Entities with respect to Seconded Persons, as applicable (including, where applicable, former Seconded Employees), in connection with the performance of the Services during the preceding period (the “Services Reimbursement”). The Services Reimbursement shall be made on a monthly basis or at such other intervals as the Parties may agree from time to time.

3.2 (a) The Services Reimbursement with respect to Seconded Employees for each period during the Period of Secondment shall include all reasonable costs and expenses (including administrative costs) incurred for such period by Noble Entities for the Seconded Employees (including, where applicable, former Seconded Employees), including but not limited to the following costs and expenses set forth below:

(i)	salary, wages and cash bonuses (including payroll and withholding taxes associated therewith);

(ii)	amounts paid with respect any Seconded Employee’s paid leave of absence;

(iii)	contributions made by a Noble Entity towards any Benefit Plans;

(iv)	the value of equity-related compensation granted to Seconded Employees during the Period of Secondment;

(v)	any other employee benefit or compensation arrangement customarily provided to all employees by Noble for which Noble incurs costs with respect to Seconded Employees; and

(vi)	business travel expenses and other business expenses reimbursed in the normal course by Noble, such as subscriptions to business-related periodicals and dues to professional business organizations.

The costs and expenses described in this Section 3.2(a) are referred to as “Seconded Employee Expenses.” Where it is not reasonably practicable to determine the amount of such a cost or expense, the Partnership Parties and Noble shall mutually agree on the method of determining or estimating such cost or expense. If the actual amount of any cost or expense, once known, varies from the estimate used for billing purposes hereunder, the difference, once determined, shall be reflected as either a credit or additional charge in the next monthly invoice issued by a Noble Entity, or in such manner as may be otherwise agreed between Noble and the GP. Notwithstanding the foregoing, the Parties agree that to determine the value of a Second Employee’s non-wage benefits described in subsections (iii) and (v) of this Section 3.2(a), they will apply an agreed percentage benefit load, based on the value of employee benefits provided to all employees of the Noble Entities.

(b) The Services Reimbursement with respect to Seconded Contractors for each period during the Period of Secondment shall include, on a pass-through basis, all costs and expenses attributable to the performance of the Services incurred for such period by Noble Entities with respect to the Seconded Contractors. The costs and expenses described in this Section 3.2(b) are referred to as “Seconded Contractor Expenses,” and together with the Seconded Employee Expenses, the “Seconded Person Expenses.”

3.3 With respect to those Seconded Persons who perform services for both the Noble Entities and the Partnership Parties, the Parties will determine in good faith the percentage of such Seconded Person’s time spent providing services to the Partnership Parties (the “Allocation Percentage”). For each month, or other time interval agreed to by the Parties, during the Period of Secondment, the amount of the Services Reimbursement payable by the Partnership Parties with respect to each Seconded Person shall be calculated by multiplying the Seconded Person Expenses for such Seconded Person times the Allocation Percentage for such Seconded Person; provided, however, that travel expenses and other expenses incurred with respect to and/or reimbursable to a Seconded Person shall be paid by the Party for whom the Seconded Person was working at the time they were incurred, except that expenses related to activities that benefit both the Partnership Parties and Noble Entities (e.g. some types of training) shall be shared by the affected Parties in accordance with the Allocation Percentage (or such other allocation as may be agreed between the affected Parties).

3.4 The Partnership Parties and Noble acknowledge and agree that Noble shall be responsible for paying the Seconded Employee Expenses (or providing the employee benefits with respect thereto, as applicable) to the Seconded Employees and that the Noble Entities may be responsible for paying the Seconded Contractor Expenses to the respective contractor, but that the Partnership Parties shall be responsible for reimbursing the Noble Entities for the Seconded Person Expenses (as part of the Services Reimbursement) to the extent provided under Section 3.2 of this Agreement.

3.5 This Agreement does not address the reimbursement of any costs or expenses associated with Services other than the Services Reimbursement. To the extent that a Noble Entity incurs any out-of-pocket expenses (other than the Services Reimbursement) in connection with the provision of Services, such Noble Entity may be entitled to reimbursement therefor under the terms of the Partnership Agreement, the Omnibus Agreement or other documentation.

ARTICLE 4

ALLOCATION; RECORDS

Noble will use commercially reasonable efforts to (i) establish the Allocation Percentage and to the document the basis for such allocation and (ii) maintain a schedule reflecting the direct and indirect costs of the Seconded Person Expenses based on the Services that the Seconded Persons have provided to the Partnership Parties. The Partnership Parties will use commercially reasonable efforts to keep and maintain books/records reflecting the hours worked in connection with each of the Seconded Persons. Each Party will have the right to audit such records maintained by the other during regular business hours and on reasonable prior notice.

ARTICLE 5

TERM

The term of this Agreement will commence on the Effective Date and will continue for an initial period of fifteen (15) years (the “Initial Term”). Upon the expiration of the Initial Term, the term of this Agreement shall automatically extend for successive one year extension terms, unless either Party provides at least thirty (30) days’ prior written notice to the other Party prior to the expiration of the Initial Term or any extension term that the Party wishes for this Agreement to expire at the end of the Initial Term or the then-current extension term, as applicable. Upon proper notice by a Party to the other Party, in accordance with this Article 5, that the Party wishes for this Agreement to expire on the expiration of the applicable period, this Agreement shall not automatically extend, but shall instead expire upon the expiration of the applicable period and only those provisions that, by their terms, expressly survive this Agreement shall so survive. Notwithstanding the foregoing, the Partnership Parties may terminate this Agreement at any time upon written notice to Noble stating the date of termination and only those provisions that, by their terms, expressly survive this Agreement shall so survive.

ARTICLE 6

GENERAL PROVISIONS

6.1 Entire Agreement. This Agreement constitutes and expresses the entire agreement between the Parties with respect to the subject matter hereof. All previous discussions, promises, representations and understandings relative thereto are hereby merged in and superseded by this Agreement.

6.2 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to principles of conflict of laws.

6.3 Amendment. Any actions or agreement by the Parties to amend, modify or supplement this Agreement, in whole or in part, shall be binding upon the Parties, so long as such modification shall be in writing and shall be executed by all Parties with the same formality with which this Agreement was executed.

6.4 Waiver. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the Party or Parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently given for the purposes of this Agreement if, as to any Party, it is in writing signed by an authorized representative of such Party. The failure of any Party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, or in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

6.5 Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such a manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision or provisions shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

6.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. The successors and permitted assigns hereunder shall include any permitted assignee under Section 6.10 as well as the successors in interest to such permitted assignee (whether by merger, liquidation (including successive mergers or liquidations) or otherwise).

6.7 Third Party Beneficiaries. The provisions of this Agreement are solely for the benefit of the Noble Entities and the Partnership Parties and their respective successors and permitted assigns and shall not confer upon any third party any remedy, claim, liability, reimbursement or other right. In furtherance but not in limitation of the foregoing: (i) nothing in this Agreement shall be deemed to provide any Seconded Employee or Seconded Contractor with a right to continued Secondment or employment; and (ii) nothing in this Agreement shall be deemed to constitute an amendment to any Benefit Plans or limit in any way the right of Noble and/or its ERISA Affiliates to amend, modify or terminate, in whole or in part, any Benefit Plans which may be in effect from time to time.

6.8 Notices. All notices, requests and other communications required or permitted hereunder shall be in writing and shall be deemed duly given or delivered (i) when delivered personally, (ii) if sent by first class United States mail, when sent or (iii) if sent by private courier when received; and shall be addressed as follows:

if to a Noble Entity:

Noble Energy, Inc.

1001 Noble Energy Way

Houston, TX 77070

Attention: General Counsel

if to a member of the Partnership Parties:

Noble Midstream GP LLC

1001 Noble Energy Way

Houston, TX 77070

Attention: Chief Executive Officer

if to Noble or a member of the Partnership Parties, with a copy to:

Noble Energy, Inc.

Charles Varnell

1625 Broadway, Suite 2000

Denver, CO 80202

A Party may change its address for the purposes of notices hereunder by giving notice to the other Party specifying such changed address in the manner specified in this Section 6.8.

6.9 Relationship of the Parties. Nothing in this Agreement will constitute the Midstream Group, Noble or their respective Affiliates as members of any partnership, joint venture, association, syndicate or other entity.

6.10 Assignment. No Party will, without the prior written consent of the other Parties, which consent shall not be unreasonably withheld, assign, mortgage, pledge or otherwise convey this Agreement or any of its rights or duties hereunder; provided, however, that any Party may assign or convey this Agreement without the prior written consent of any other Party to an Affiliate. Collateral assignment of this Agreement shall be an assignment for all purposes, requiring the consent of the other Parties.

6.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, and all of which together shall constitute one and the same Agreement. Each Party may execute this Agreement by signing any such counterpart.

6.12 Time of the Essence. Time is of the essence in the performance of this Agreement.

6.13 Signatories Duly Authorized. Each of the signatories to this Agreement represents that he is duly authorized to execute this Agreement on behalf of the entities for which he is signing, and that such signature is sufficient to bind the Party or other entity purportedly represented.

(Signature pages follow)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their authorized representatives as of the date first above written.

NOBLE ENERGY, INC.

By:	/s/ Gary W. Willingham
Gary W. Willingham
Executive Vice President

Signature Page to Operational Services and Secondment Agreement

NOBLE ENERGY SERVICES, INC.

By:	/s/ Sebastian Kristof
Sebastian Kristof
President

Signature Page to Operational Services and Secondment Agreement

NOBLE MIDSTREAM GP LLC

By:	/s/ Terry R. Gerhart
Terry R. Gerhart
Chief Executive Officer

Signature Page to Operational Services and Secondment Agreement

NOBLE MIDSTREAM PARTNERS LP
By: Noble Midstream GP LLC, its general partner

By:	/s/ Terry R. Gerhart
Terry R. Gerhart
Chief Executive Officer

Signature Page to Operational Services and Secondment Agreement

NOBLE MIDSTREAM SERVICES, LLC
on behalf of itself and each of its subsidiaries

By:	/s/ Terry R. Gerhart
Terry R. Gerhart
Chief Executive Officer

Signature Page to Operational Services and Secondment Agreement

EXHIBIT A

Services

The Services include, but are not limited to:

•	Operation of the assets of the Midstream Group members in accordance with prudent industry practice pursuant to each of the following agreements:

•	those certain Second Amended and Restated Fresh Water Services Agreements, dated effective as of March 31, 2016, consisting of the Second Amended and Restated Agreement Terms and Conditions Relating to Fresh Water Services last updated as of March 31, 2016, and each Second Amended and Restated Agreement Addendum thereto executed from time to time by Noble or its Affiliates and OpCo or one or more of its Subsidiaries;

•	those certain Second Amended and Restated Gas Gathering Agreements, dated effective as of March 31, 2016, consisting of the Second Amended and Restated Agreement Terms and Conditions Relating to Gas Gathering Services last updated as of March 31, 2016, and each Second Amended and Restated Agreement Addendum thereto executed from time to time by Noble or its Affiliates and OpCo or one or more of its Subsidiaries;

•	those certain Second Amended and Restated Crude Oil Gathering Agreements, dated effective as of March 31, 2016, consisting of the Second Amended and Restated Agreement Terms and Conditions Relating to Crude Oil Gathering Services last updated as of March 31, 2016, and each Second Amended and Restated Agreement Addendum thereto executed from time to time by Noble or its Affiliates and OpCo or one or more of its Subsidiaries;

•	those certain Third Amended and Restated Crude Oil Treating Agreements, dated effective as of September 1, 2016 consisting of the Third Amended and Restated Agreement Terms and Conditions Relating to Crude Oil Treating Services last updated as of September 1, 2016, and each Third Amended and Restated Agreement Addendum thereto executed from time to time by Noble or its Affiliates and OpCo or one or more of its Subsidiaries;

•	those certain Second Amended and Restated Produced Water Services Agreements, dated effective as of March 31, 2016, consisting of the Second Amended and Restated Agreement Terms and Conditions Relating to Produced Water Services last updated as of March 31, 2016, and each Second Amended and Restated Agreement Addendum thereto executed from time to time by Noble or its Affiliates and OpCo or one or more of its Subsidiaries;

•	those certain Texas Oil Gathering Agreements, dated effective as of September 1, 2016, consisting of the Texas Agreement Terms and Conditions Relating to Crude Oil Gathering Services last updated as of September 1, 2016, and each Agreement Addendum thereto executed from time to time by Noble or its Affiliates and OpCo or one or more of its Subsidiaries; and

•	those certain Texas Produced Water Services Agreements, dated effective as of September 1, 2016, consisting of the Texas Agreement Terms and Conditions Relating to Produced Water Services last updated as of September 1, 2016, and each Agreement Addendum thereto executed from time to time by Noble or its Affiliates and OpCo or one or more of its Subsidiaries.

•	such other operational functions that are necessary to develop and execute the operational aspects of the business of the Partnership Parties.